UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
April 25, 2012

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07                      Submission of Matters to a Vote of Security Holders

At the City Holding Company (the Corporation) Annual Meeting of Shareholders held on April 25, 2012, the shareholders approved the matters described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2012. The Corporation’s Board of Directors fixed the close of business on March 16, 2012, as the record date for the determination of shareholders entitled to notice and vote at the Annual Meeting. As of March 16, 2012, there were 14,787,984 issued and outstanding shares of Common Stock (exclusive of 3,725,298 shares held as treasury stock which were not voted). A total of 11,901,602 shares of common stock were voted at the annual meeting, either in person or by proxy. There were a total of 1,780,879 broker non-votes.

Following is a summary of the voting results for each matter presented to the shareholders:

1.           The election of three Class I Directors each for a three-year term expiring in 2015:

	For	Withheld	Broker Non-Vote
John R. Elliot	9,952,523	168,200	1,780,879
David W. Hambrick	9,992,000	128,723	1,780,879
James L. Rossi	9,989,312	131,411	1,780,879

2.	The ratification of Ernst & Young, LLP as the Corporation’s independent registered public accounting firm for 2012:

For	Against	Abstain	Broker Non-Vote
11,805,846	62,575	33,181	0

3.	The approval of a non-binding advisory proposal on the compensation of the Named Executive Officers:

For	Against	Abstain	Broker Non-Vote
9,529,721	437,477	153,525	1,780,879

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: April 30, 2012	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer